UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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QRS CORPORATION

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September 28, 2004

Dear QRS Customer,

I am pleased to announce that we have signed a definitive agreement for QRS to be acquired by Inovis International, a leading provider of business commerce automation.

A Strong Combination

With more than 20 years of experience and over 17,000 customers, Inovis offers a complete line of B2B software and managed services, and has an experienced management team with dedicated employees around the world. By merging the two companies, Inovis will strengthen its capabilities in business-to-business integration solutions for trading partner community management, leveraging QRS’ expertise providing collaborative commerce solutions, including global data synchronization and transaction management for the retail industry/general merchandise and apparel (GMA) sector. QRS and Inovis share a deep commitment to customer service and business continuity, and we believe the result of this merger will be a stronger company better able to deliver powerful vertical industry solutions over the long term.

Business as Usual

As excited as we are about the potential opportunities for the combined company, this agreement is subject to the approval of QRS stockholders and other regulatory conditions. Until the transaction is complete, which we expect to happen by year-end, you are a QRS customer and nothing will change in the way we do business together.

Visit www.qrs.com for the Latest Information

Attached to this email you will find an FAQ document. In it, we have provided answers to some of your most pressing questions. As our plans for the combined company evolve, we will continue to update you. You will also find more information regarding the agreement at www.qrs.com/inovis. I encourage you to visit that site for all the latest news on this pending acquisition.

Please feel free to contact me or your account representative if you have any questions or concerns that are not addressed by the written material that is available to you.

We appreciate your business and thank you for your continued support of QRS.

Sincerely,

Liz Fetter
President and CEO

“Safe Harbor” Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This website contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about the consummation of the pending merger of Inovis International, Inc. (“Inovis”) and QRS Corporation (“QRS”), future financial and operating results of the combined company and benefits of the pending merger. Factors that could cause actual results to differ materially from those described herein include: (a) Inovis’ ability to leverage the QRS products to enable it to further expand its position in the markets in which it operates; (b) Inovis’ ability to successfully integrate and market the QRS products; (c) Inovis’ and QRS’ ability to obtain regulatory approvals; and (d) Inovis’ and QRS’ assumptions regarding the future financial and operating results of the combined company if Inovis and QRS successfully complete the merger. Additional information relating to the uncertainty affecting the businesses of Inovis and QRS as well as certain risk associated with the pending merger between Inovis and QRS are contained in QRS’ filings with the Securities and Exchange Commission (“SEC”). QRS is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

In addition to the specific risks identified in the preceding paragraph, mergers involve a number of special risks, including diversion of management’s attention to the assimilation of the technology and personnel of acquired businesses, costs related to the merger, the integration of acquired products, technologies and employees into Inovis’ business and product offerings, and the risk that the merger is not consummated. Achieving the anticipated benefits of the pending merger will depend, in part, upon whether the integration of the acquired products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate the business of the two companies, and any related diversion of management’s attention, could have a material adverse effect on the combined company’s business, operating results and financial condition.

Caution Required by Certain SEC Rules

In connection with the merger of Inovis International, Inc. (“Inovis”) and QRS Corporation (“QRS”), QRS will file a proxy statement for QRS’ special stockholder meeting with the Securities and Exchange Commission (“SEC”). Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the proposed merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by QRS with the SEC at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by QRS with the SEC may also be obtained from QRS by directing a request to QRS, Attention: Stacey Giamalis, Secretary, 510.215.5000.

QRS and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from QRS’ stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, will be set forth in a Schedule 14A to be filed with the SEC, and will be available free of charge at the SEC website and public reference rooms, and from the QRS corporate secretary.

Frequently Asked Questions (FAQ) for QRS Customers

Regarding the Proposed Acquisition of QRS by Inovis

Who is Inovis?

Inovis provides business commerce automation solutions that facilitate the effective management of retail, supply and manufacturing partnerships. With more than 20 years of experience and over 17,000 customers, Inovis provides a complete line of B2B software and managed services. These solutions enable companies to optimize profitability through timely and efficient communications with their trading partner communities.

Why does Inovis plan to acquire QRS?

The planned acquisition of QRS is part of Inovis’ continued strategy of offering its customers high-quality brands and new, innovative technology to position Inovis for continued growth. Adding QRS’ retail expertise will enhance Inovis’ abilities as a global software provider in B2B integration and collaborative commerce.

Upon consummation of this acquisition, Inovis will gain a company with dedicated employees, approximately 9,800 customers, a reputation for world-class business-to-business solutions, and a 16-year track record of success.

What happened to the JDA offer?

QRS has terminated the JDA merger agreement consistent with the provisions of that agreement.

What are the benefits of combining QRS with Inovis?

Through the combination of Inovis and QRS, Inovis will be able to offer customers from both companies an enhanced and expanded set of product solutions, as well as the stability and long-term investment of the company itself. Employees of both companies will benefit from increased opportunities created by the larger company.

Over the long term, with the combined company you will have access to additional resources and an expanded set of solutions. You also will see increased investments in the development of existing and planned new products.

What is going to happen to QRS and Inovis products after closing?

Inovis will continue to support all QRS products for the foreseeable future. The combined company will remain focused on completing current projects and serving our collective customers at the high standards QRS and Inovis have always had. A key advantage of this acquisition is the synergies that exist between QRS’ solutions and Inovis’ existing products for connectivity, transportation and transformation. Over time, Inovis will identify and take advantage of those synergies wherever possible to expand and strengthen the combined company’s product lines.

Where will the combined company be headquartered?

Atlanta (Alpharetta), GA, will be the combined company’s headquarters. However, we expect there to be a large concentration of employees continuing to work in Richmond, CA.

Who will lead the combined company?

Jim Schaper will be the Chairman and CEO of the combined company. The company will form an “Office of the Chairman” that will include Ilaria Derr, President and COO, Kevin Samuelson, VP of M&A and Business Integration, and a to-be-named EVP of Finance and Administration. All three will report to Jim Schaper.

Can I still expect the same high level of support?

QRS and Inovis share a strong commitment to delivering high-quality customer service, ensuring continuity, and minimizing any disruptions for our customers. Inovis takes pride in its customer relationships and is committed to providing the level of service you expect and deserve. The combined company will continue this commitment.

Will I need to move my VAN traffic?

There are no plans at this time to require any migrations of VAN traffic. Customer satisfaction, including minimal to no disruption of service, will continue to be a guiding principle of our combined organizations.

Who will I work with now and what will change?

Prior to the closing of the merger, there will be no changes. On a day-to-day basis, you will continue to be supported by QRS’ dedicated team of employees. If and when any changes occur, we will keep you informed and provide you with the necessary information. If you have additional questions in the meantime, you can contact your local sales representative, professional services consultant, or management.

Who will administer my existing contracts with QRS?

Prior to the closing of the merger, you should continue to contact your QRS representative. After the closing and a transition period, Inovis will begin to administer all contracts and agreements. You will be notified of the new contact and address information, but you can expect little or no change to the existing process.

Will the product release schedules change?

Inovis has no plans at this time to change committed release dates.

Who owns Inovis?

Golden Gate Capital is Inovis’ lead investor. Cerberus Capital Management, Inovis management and employees are also shareholders. Please visit the GGC website at www.goldengatecap.com for more information about Golden Gate Capital.

Why should I continue my commitment to QRS?

Inovis’ acquisition of QRS will provide you access to global resources and solutions that, as a stand-alone company, QRS could not provide. The combination of these two companies will result in additional investments for existing products, new product development, and staff, while providing QRS with solid financial backing and a global infrastructure. The benefit to you, our valued customer, is that your EDI, catalogue, and the other products and services currently provided by QRS will be provided by a much larger company that will have more resources to meet your needs.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995

This website contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about the consummation of the pending merger of Inovis International, Inc. (“Inovis”) and QRS Corporation (“QRS”), future financial and operating results of the combined company and benefits of the pending merger. Factors that could cause actual results to differ materially from those described herein include: (a) Inovis’ ability to leverage the QRS products to enable it to further expand its position in the markets in which it operates; (b) Inovis’ ability to successfully integrate and market the QRS products; (c) Inovis’ and QRS’ ability to obtain regulatory approvals; and (d) Inovis’ and QRS’ assumptions regarding the future financial and operating results of the combined company if Inovis and QRS successfully complete the merger. Additional information relating to the uncertainty affecting the businesses of Inovis and QRS as well as certain risk associated with the pending merger between Inovis and QRS are contained in QRS’ filings with the Securities and Exchange Commission (“SEC”). QRS is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

In addition to the specific risks identified in the preceding paragraph, mergers involve a number of special risks, including diversion of management’s attention to the assimilation of the technology and personnel of acquired businesses, costs related to the merger, the integration of acquired products, technologies and employees into Inovis’ business and product offerings, and the risk that the merger is not consummated. Achieving the anticipated benefits of the pending merger will depend, in part, upon whether the integration of the acquired products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate the business of the two companies, and any related diversion of management’s attention, could have a material adverse effect on the combined company’s business, operating results and financial condition.

Caution Required by Certain SEC Rules

In connection with the merger of Inovis International, Inc. (“Inovis”) and QRS Corporation (“QRS”), QRS will file a proxy statement for QRS’ special stockholder meeting with the Securities and Exchange Commission (“SEC”). Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the proposed merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by QRS with the SEC at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by QRS with the SEC may also be obtained from QRS by directing a request to QRS, Attention: Stacey Giamalis, Secretary, 510.215.5000.

QRS and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from QRS’ stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, will be set forth in a Schedule 14A to be filed with the SEC, and will be available free of charge at the SEC website and public reference rooms, and from the QRS corporate secretary.